                                                                Exhibit 99(d)(2)

                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                    EXHIBIT A
                                       TO
               INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 1, 1996

                           EFFECTIVE FEBRUARY 22, 2006

EFFECTIVE DATES:

PORTFOLIO                                      EFFECTIVE DATE
---------                                    -----------------
Strategy Aggressive Growth Allocation Fund    October 1, 1996
Strategy Growth Allocation Fund               October 1, 1996
Strategy Growth & Income Allocation Fund      October 1, 1996
Strategy Income Allocation Fund               October 1, 1996
Income Builder Fund                          February 22, 2006

ADVISORY FEES:

                                             ANNUAL ADVISORY FEE AS A PERCENTAGE
PORTFOLIO                                        OF AVERAGE DAILY NET ASSETS
---------                                    -----------------------------------
Strategy Aggressive Growth Allocation Fund                  0.25%
Strategy Growth Allocation Fund                             0.25%
Strategy Growth & Income Allocation Fund                    0.25%
Strategy Income Allocation Fund                             0.25%
Income Builder Fund                                         0.25%


                                      A-1